M/V Nordic Nuluujaak Delivered to Pangaea Logistics Solutions Ltd.
High Ice Class Newbuilding Post Panamax Dry Bulker
First in series of four newbuilding vessels to be delivered this year

NEWPORT, RI - May 26, 2021 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today that M/V Nordic Nuluujaak, the first Ice Class 1A Post Panamax dry bulk vessel in a series of four ships being built for Pangaea at Guangzhou International Shipyard in China, has been delivered to its Danish subsidiary, Nordic Bulk Carriers. The remaining three ships in the series will be delivered within the next few months.

“This is a big step, and a proud day, for us,” commented Ed Coll, Pangaea’s Chief Executive Officer. “The combination of partners that came together to construct these high specification vessels, designed to trade safely and efficiently in challenging Arctic conditions, is truly remarkable. Our long-time customer, Baffinland Iron Mines, expressed a need for special tonnage to carry the highest grade iron ore to market, and their cargo commitment sparked our newbuilding contract with GSI Shipyard, supported by SDARI, that designed and built an excellent ship. CSSC Shipping backed up the project with a great financing offer, and Hudson Structured Capital Management helped complete an ownership structure that allowed us to extend our initial two ship contract to four ships, which are being delivered at just the right time in the market. Along the way, we have been expertly assisted by many others who have worked in challenging situations caused by the Covid-19 pandemic. We truly appreciate everyone’s efforts and look forward to the delivery of the remaining three vessels.”

Nordic Nuluujaak, 95,758 deadweight tons and named for the Baffinland Iron Mines’ site on Baffin Island in the Canadian Arctic, will be the most efficient ship trading in the Arctic, with a high cargo lift and a fuel-efficient design. The ship carries the DNV ”CLEAN” citation, meaning the ship fully complies with all MARPOL requirements and other requirements to help prevent air and water pollution. The engine room is fitted with TIER III NOX reducing technology that significantly reduces the nitric oxide emissions and today meets the air pollution requirements of tomorrow. Further, the most modern paints are used, for reduced environmental impact and friction under water, to improve fuel economy. Nordic Nuluujaak, and its sister ships, will comply with environmental regulations scheduled to come into force in coming years.

“These vessels expand our ice class fleet to twelve modern ships between 60,000 dwt and 95,000 dwt. They will work hard to serve our customer requirements, and we will operate them in a manner that fully respects the special areas in which they will trade”, said Mr. Coll.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Menaka Shankar
Chief Financial Officer	Prosek Partners
401-846-7790	646-818-9122
Investors@pangaeals.com	mshankar@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.